UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 21, 2014

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BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

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Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          Effective August 21, 2014, the Board of Directors of BPZ Resources, Inc. (the “Company”) elected Mr. Robert L. Sovine to serve as an independent director on the Company’s Board of Directors.  Mr. Sovine was appointed to fill a seat resulting from the increase in the number of members serving on the Company’s Board of Directors, expanding the total number of Board members to nine. He will serve as a Class I director effective immediately, until the next election of directors by the shareholders at the 2015 Annual Meeting of Shareholders.

Mr. Sovine has 34 years of experience in the energy business as a human resources professional with Marathon Oil Corporation (NYSE: MRO), a global, independent energy company engaged in exploration and production and oil sands mining.  His last position before retiring from Marathon Oil in 2014 was Vice President, Human Resources and Administrative Services where he was responsible for all human resources activities, including compensation and benefit administration.  In this role, he also served as a member of the executive team involved in the spin-off of Marathon Oil's downstream business into a new and separate company called Marathon Petroleum Corporation in 2011.  He provided expert human resources counsel on change management elements of the spin-off, including facilitating key cultural change dimensions of the newly formed independent exploration and production company.

The Board has not yet determined Mr. Sovine’s committee assignments. Mr. Sovine will receive the standard Board and committee retainers and meeting fees for non-employee directors, plus expenses related to attendance of Board meetings.  In addition, Mr. Sovine will be eligible to receive stock-based awards under the Company’s Director Compensation Incentive Plan, as amended, as such compensation arrangements are established by the Board from time to time for non-employee directors. The specific amounts and terms of these fees and awards, as most recently approved by the Board, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on April 30, 2014.

Mr. Sovine is not a party to any arrangement or understanding with any person pursuant to which he was selected as a director, nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.    Other Events.

On August 26, 2014, the Company issued a press release announcing the addition of Mr. Sovine  to the Company’s Board of Directors. A copy of the press release dated August 26, 2014 is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated August 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: August 27, 2014	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated August 26, 2014.